EXHIBIT 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 30, 2009 to the Credit Agreement referenced below is by and among HURON CONSULTING GROUP INC., as Company, the Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a $240 million revolving credit facility and a $220 million term loan have been made available to the Company pursuant to that certain Credit Agreement dated as of June 7, 2006 (as amended and modified, including by the First Amendment dated as of December 29, 2006, the Second Amendment dated as of February 23, 2007, the Third Amendment dated as of May 25, 2007, the Fourth Amendment dated as of July 27, 2007, the Fifth Amendment dated as of April 1, 2008, the Sixth Amendment dated as of July 8, 2008, and the Seventh Amendment dated September 30, 2008 the “Credit Agreement”) among the Company, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Company and certain Lenders have requested certain modifications of the Credit Agreement; and

WHEREAS, the Lenders, by act of the Required Lenders, have agreed to the requested modifications of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.           Amendments to Credit Agreement.

2.1           Amended Definitions.  The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non- Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

[Table on Following Page]

Level	Consolidated Leverage Ratio	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Greater than 2.50:1	325.0 bps	225.0 bps	50.0 bps	325.0 bps
II	Greater than 2.00:1 but less than or equal to 2.50:1	300.0 bps	200.0 bps	50.0 bps	300.0 bps
III	Greater than 1.50:1 but less than or equal to 2.00:1	275.0 bps	175.0 bps	50.0 bps	275.0 bps
IV	Greater than 1.00:1 but less than or equal to 1.50:1	250.0 bps	150.0 bps	50.0 bps	250.0 bps
V	Less than or equal to 1.00:1	225.0 bps	125.0 bps	50.0 bps	225.0 bps

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective not later than the date five (5) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.3; provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then, upon the request of the Required Lenders, Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Margin in effect from the Amendment No. 8 Effectiveness Date through the date for delivery of the annual Compliance Certificate for the fiscal quarter and year ending December 31, 2009 shall be determined based upon Pricing Level II.  Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 1.3(b).

Consolidated EBITDA means, for any period for the Company and its Subsidiaries, the sum of (a) Consolidated Net Income, plus, (b) to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, plus (ii) taxes, plus (iii) depreciation and amortization, plus (iv) non-cash stock compensation expense (including Statement of Financial Accounting Standards No. 123 (Revised) impact), plus (v) in the case of non-cash goodwill impairment charges and all other acquisition-related intangible asset impairment charges (A) all such charges taken in the fiscal quarter ending September 30, 2009 and (B) thereafter, all such charges (excluding charges under the foregoing clause (A) above) taken as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ending, in an amount up to the lesser of $30,000,000 and an amount equal to fifteen percent (15%) of Consolidated Net Worth at the end of the fiscal quarter immediately preceding the date of the charge and before giving effect to any such charges, plus (vi) non-cash charges (and subtraction of any non-cash gains) resulting from the quarterly valuation of acquisition-related earn-outs and any other contingent assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141 (Revised) as it relates to acquisitions completed subsequent to January 1, 2009 plus (vii) for the periods ending up to and including September 30, 2009, non-cash compensation charges resulting from acquisition-related payments that are subsequently redistributed by selling shareholders among themselves and to other Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures, in each case determined on a consolidated basis in accordance with GAAP, plus (c) for the periods ending prior to June 30, 2009, the

Stockamp Accounting Adjustments, plus (d) non-cash restructuring charges taken in any period, provided that “Consolidated EBITDA” will be reduced in any subsequent period to the extent that cash payment is made in respect thereof.  Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Guaranty Agreement, the Pledge Agreement, the Security Agreement, each amendment to the Credit Agreement and all documents, instruments and agreements delivered in connection with the foregoing.

Revolving Commitment means, with respect to each Lender with a Revolving Commitment, such Lender’s commitment to make Revolving Loans, participate in Letters of Credit and reimburse the Issuing Lender, and with respect to all of the Lenders with Revolving Commitments, the aggregate amount of the Revolving Commitments, or ONE HUNDRED EIGHTY MILLION AND 00/100 DOLLARS ($180,000,000.00), as reduced, from time to time, in accordance with Section 6.1.  The Revolving Commitments, as of the Amendment No. 8 Effectiveness Date, are set out in Annex A.

2.2           New Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

Amendment No. 8 Effectiveness Date means September 30, 2009.

Collateral means the collateral identified in, and at any time covered by, the Collateral Documents.

Collateral Documents means the Security Agreement and the Pledge Agreement and any other documents executed and delivered in connection with the attachment and perfection of security interests granted to secure the Obligations.

Consolidated Net Worth means, at any time for the Company and its Subsidiaries, net worth or total shareholders’ equity determined on a consolidated basis in accordance with GAAP.

Excluded Property means (a) any personal Property (including motor vehicles) in respect of which perfection of a Lien is not accomplished by the filing of a Uniform Commercial Code financing statement under Article 9 of the Uniform Commercial Code, (b) any leasehold interests, (c) any Property that is subject to a Lien existing on the date hereof and listed on Schedule 11.2 or a Lien securing Capital Lease obligations or purchase money obligations permitted under Section 11.2(d) of this Agreement, in either case, pursuant to documents that prohibit (or give rise to a right of termination or other remedies upon) the grant of any other Liens in such property, provided in any such case the prohibition is not rendered ineffective by the Uniform Commercial Code (including the provisions of Section 9-407 and 9-408) or other applicable law, (d) any permit, lease, license or other contract pursuant to documents that prohibit (or give rise to a right of termination or other remedies upon) the grant of any other Liens therein, provided in any such case the prohibition is not rendered ineffective by the Uniform Commercial Code (including the provisions of Section 9-407 and 9-408) or other applicable law, and (e) any Property or assets owned or held by the Company or any of its Subsidiaries for or relating to any qualified or non-qualified deferred compensation plan.

Property means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

Security Agreement means the security agreement dated as of the Amendment No. 8 Effectiveness Date given by the Loan Parties, as grantors, to the Administrative Agent to secure the Obligations, and any other security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.

2.3           Elimination of Ability to Increase Revolving Commitments.  Section 2.1.4 of the Credit Agreement is deleted in its entirety.

2.4           Representations Regarding the Security Agreement.  Section 9 of the Credit Agreement is amended to include a new Section 9.24 to read as follows:

9.24           Security Agreement.

The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable debtor relief laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when Uniform Commercial Code financing statements in appropriate form are duly filed at the locations identified in the Security Agreement, the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in which a security interest may be perfected by the filing of a Uniform Commercial Code financing statement in each case prior and superior in right to any other Lien (other than Permitted Liens).

2.5           Pledge of Other Property.  Section 10 of the Credit Agreement is amended to include a new Section 10.12 to read as follows:

10.12           Pledge of Other Property.

Each of the Company and the Guarantors will pledge and grant a security interest in substantially all personal property (including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses, machinery and equipment) located in the United States and which may be perfected by filing financing statements under the Uniform Commercial Code to secure the Obligations.  The scope of the personal property covered by this subsection will not include Excluded Property.  In connection with any grant of security interest under this subsection, the Loan Parties will deliver to the Administrative Agent promptly on request, UCC financing statements and other filings and deliveries as deemed necessary or appropriate by the Administrative Agent in its reasonable discretion.

2.6           Permitted Debt.  Section 11.1(d) of the Credit Agreement is amended to read as follows:

(d)           Hedging Obligations incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation and Bank Products;

2.7           Additional Indebtedness.  Section 11.1(i) of the Credit Agreement is amended to read as follows:

(i)           indebtedness for borrowed money in an aggregate principal amount not to exceed Fifty Million ($50,000,000.00); provided that (a) immediately before and immediately after giving effect thereto on a Pro Forma Basis, there shall exist no Event of Default or Unmatured Event of Default, (b) immediately before and immediately after giving effect thereto on a Pro Forma Basis, the Company shall be in compliance with the financial covenants set for in Section 11.12, (c) the covenants, defaults or events of default with respect to such indebtedness shall not be more restrictive as to any Loan Party than the covenants, defaults, Unmatured Events of Default and Events of Default hereunder and (d) such indebtedness must be either senior unsecured or subordinated unsecured indebtedness on terms and conditions reasonably acceptable to the Administrative Agent and the Required Lenders.

2.8           Permitted Liens.  Section 11.2(h) of the Credit Agreement is amended to read as follows:

(h)           Liens in favor of a Lender or any of its Affiliates pursuant to a Hedging Agreement or a Bank Product permitted hereunder, but only to the extent that (i) the obligations under such Hedging Agreement or Bank Product are permitted under Section 11.1, (ii) such Liens are on the same collateral that secures the Loans and (iii) the obligations under such Hedging Agreement or Bank Product and the Loans share pari passu in the collateral that is subject to such Liens; and

2.9           Restricted Payments.  Clause (ii) of the last sentence of Section 11.3 of the Credit Agreement is amended by deleting the text “$10,000,000.00 plus” contained therein.

2.10           Mergers and Acquisitions.  Clause (C) of Section 11.4 of the Credit Agreement is amended to read as follows:

(C)           the aggregate cost (including assumed Debt) of such Acquisition (or series of related Acquisitions) shall not exceed an amount equal to $35,000,000 for the period of twelve consecutive months most recently ended;

2.11           Financial Covenants.  The financial covenants in Section 11.12 of the Credit Agreement are amended in their entirety to read as follows:

11.12.1              Consolidated Fixed Charge Coverage Ratio.  Not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than the ratio set forth below:

Four Fiscal Quarters Ending	Consolidated Fixed Charge Coverage Ratio
September 30, 2008 through and including June 30, 2009	2.50:1.0
September 30, 2009 and each fiscal quarter end thereafter	2.35:1.0

11.12.2              Consolidated Leverage Ratio.  Not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the ratio set forth below:

Four Fiscal Quarters Ending	Consolidated Leverage Ratio
September 30, 2008 through and including March 30, 2009	3.25:1.0
June 30, 2009 through and including September 30, 2010	3.00:1.0
December 31, 2010 and each fiscal quarter end thereafter	2.75:1.0

11.12.3              Consolidated Net Worth.  Not permit the Consolidated Net Worth at any time to be less than zero.

2.12           Annexes.  Annex A (Lenders and Pro Rata Shares) to the Credit Agreement is amended and restated to read as attached hereto.

2.13           Schedules.  Schedules 9.6 (Litigation) and 9.8 (Subsidiaries) to the Credit Agreement are amended and restated to read as attached hereto.

2.14           Exhibits.  Exhibit B (Form of Compliance Certificate) to the Credit Agreement is amended and restated to read as attached hereto.

3.           Conditions Precedent.  This Amendment shall become effective upon receipt by the Administrative Agent of each item listed below:

(a)           Executed Amendment.  Counterparts to this Amendment from the Required Lenders, the Administrative Agent, the Company and the other Loan Parties.

(b)           Security Agreement.  Counterparts to the Security Agreement from the Administrative Agent, the Company and each of the other Loan Parties.

(c)           Opinions of Counsel.  Opinions of counsel for each of the Loan Parties, in scope, form and substance satisfactory to the Administrative Agent and the Required Lenders, and including, among other things, due authorization, execution and delivery of the this Amendment and the Security Agreement and the enforceability thereof.

(d)           Organization Documents, Incumbency, Resolutions, Etc.  Each of the items listed below, which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and the Required Lenders:

(i)           copies of the certificate or articles of incorporation, certificate of organization, bylaws, limited liability operating agreement or similar constitutive documents of each Loan Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date of this Amendment, unless a Senior Officer of the Company certifies in a certificate that the constitutive documents previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii)           incumbency certificates identifying the Senior Officers and other Persons of the Loan Parties who are authorized to execute this Amendment and related documents and to act on behalf of the Loan Parties in connection with this Amendment and the Loan Documents, unless a Senior Officer of the Company certifies in a certificate that the incumbency certificates previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(iii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Amendment; and

(iv)           such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, and in good standing in its state of organization or formation.

(e)           Uniform Commercial Code Financing Statements.  Such Uniform Commercial Code financing statements necessary or appropriate to perfect the security interests in the personal property collateral, as determined by the Administrative Agent and the Required Lenders in their discretion.

(f)           Evidence of Insurance.  Copies of insurance policies or certificates of insurance for casualty, liability, business interruption and other insurance required by the Loan Documents, identifying the Administrative Agent as loss payee with respect to the casualty insurance and additional insured with respect to the liability insurance, as appropriate.

(g)           Fees and Expenses.  (a) Payment of all reasonable costs and expenses of the Administrative Agent, BAS and the Lenders in connection with this Amendment that are due and payable on the date hereof (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent and BAS), (b) payment for the account of each Lender that executes this Amendment of an amendment fee equal to twenty-five basis points (0.25%) on the portion of the aggregate outstanding principal amount of the Term Loan A provided by such Lender plus the Revolving Commitment of such Lender, in each case after giving effectiveness of this Amendment and (c) payment of all other fees and expenses required to be paid to the Administrative Agent, JPMorgan Chase Bank, N.A., J.P. Morgan Securities, Inc. and BAS on or before the date hereof.

4.           Representations and Warranties.  The Loan Parties hereby affirm the following:

(a)           all action necessary to authorize the execution, delivery and performance of this Amendment has been taken;

(b)           after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

(c)           before and after giving effect to this Amendment, no Default or Event of Default shall exist.

5.           Guarantors’ Acknowledgment.  Each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment and (b) reaffirms that, jointly and severally together with the other Guarantors, it guarantees the prompt payment and performance of their obligations as provided in the Guaranty Agreement.

6.           Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

7.           Fees and Expenses.  The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

8.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9.           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HURON CONSULTING GROUP INC.,
a Delaware corporation

By: /s/ James K. Rojas
Name: James K. Rojas
Title: Vice President and Chief Financial Officer

GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC,
a Delaware limited liability company

                                                By: /s/ James K. Rojas
                                                Name: James K. Rojas
                                                Title: Vice President and Chief Financial Officer

HURON CONSULTING SERVICES LLC,
a Delaware limited liability company

                                                By: /s/ James K. Rojas
                                                Name: James K. Rojas
                                                Title: Vice President and Chief Financial Officer

WELLSPRING MANAGEMENT SERVICES LLC,
formerly known as SPELTZ & WEIS LLC,
a Delaware limited liability company

 By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

HURON DEMAND LLC,
a Delaware limited liability company

 By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

HURON CONSULTING GROUP INC.
EIGHTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

 By: /s/ Michael Brashler
 Name: Michael Brashler
 Title: Vice President

HURON CONSULTING GROUP INC.
EIGHTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as Issuing Lender, Swingline Lender and Lender

By: /s/ David Bacon
 Name: David Bacon
 Title: VP

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Nathan Margol
 Name: Nathan Margol
 Title: Vice President

FIFTH THIRD BANK

By: /s/ Bruce Rudolph
 Name: Bruce Rudolph
 Title: AVP

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Andrew Bicker
 Name: Andrew Bicker
 Title: Vice President

NATIONAL CITY BANK

By: /s/ Jon R. Hinard
 Name: Jon R. Hinard
 Title: Senior Vice President

THE PRIVATE BANK AND TRUST COMPANY

By: /s/ James M. Feldman
 Name: James M. Feldman
 Title: Managing Director

RBS CITIZENS, N.A.

By: /s/ R, Michael Newton
 Name: R. Michael Newton
 Title: Senior Vice President

SUNTRUST BANK

By: /s/ Amanda Parks
 Name: Amanda Parks
 Title: SVP

HURON CONSULTING GROUP INC.
EIGHTH AMENDMENT TO CREDIT AGREEMENT

TD BANK, N.A.

By: /s/ Deborah Gravinese
 Name: Deborah Gravinese
 Title: Senior Vice President

THE NORTHERN TRUST COMPANY

By: /s/ Steve Ryan
 Name: Steve Ryan
 Title: Senior Vice President

HURON CONSULTING GROUP INC.
EIGHTH AMENDMENT TO CREDIT AGREEMENT

ANNEX A

LENDERS AND PRO RATA SHARES

(see attached)

		Annex A
		Lenders and Pro Rata Shares
		Huron Consulting Group, Inc.
		September 30, 2009

	Revolving Commitments
	Immediately Prior to Effectiveness		Immediately After Effectiveness
	of Eighth Amendment		of Eighth Amendment
Lenders	Revolving Commitments	Pro Rata Share	Revolving Commitments	Pro Rata Share	Outstanding Balance of Term Loan A	Pro Rata Share
Bank of America, N.A	49,891,304.34	20.788043475%	37,418,478.26	20.788043475%	56,347,826.09	28.458498025%
JPMorgan Chase Bank, National Association	45,000,000.00	18.750000000%	33,750,000.00	18.750000000%	49,500,000.00	25.000000000%
The Private Bank and Trust Company	26,086,956.52	10.869565217%	19,565,217.39	10.869565217%	21,521,739.13	10.869565217%
SunTrust Bank					31,500,000.00	15.909090909%
Fifth Third Bank	40,000,000.00	16.666666667%	30,000,000.00	16.666666667%
RBS Citizens, N.A.	18,260,869.57	7.608695654%	13,695,652.18	7.608695654%	15,065,217.39	7.608695652%
TD Bank, N.A.	18,260,869.57	7.608695654%	13,695,652.18	7.608695654%	15,065,217.39	7.608695652%
HSBC Bank USA, National Association	20,000,000.00	8.333333333%	15,000,000.00	8.333333333%
National City Bank FKA Provident Bank	17,500,000.00	7.291666667%	13,125,000.00	7.291666667%
Northern Trust Company	5,000,000.00	2.083333333%	3,750,000.00	2.083333333%	9,000,000.00	4.545454545%
	240,000,000.00	100.000000000%	180,000,000.00	100.000000000%	198,000,000.00	100.000000000%

Schedule 9.6
Litigation and Contingent Liabilities

On July 3, 2007, The Official Committee (the “Committee”) of Unsecured Creditors of Saint Vincents Catholic Medical Centers of New York d/b/a Saint Vincent Catholic Medical Centers (“St. Vincents”), et al. filed suit against Huron Consulting Group Inc., certain of our subsidiaries, including Speltz & Weis LLC, and two of our former managing directors, David E. Speltz (“Speltz”) and Timothy C. Weis (“Weis”), in the Supreme Court of the State of New York, County of New York. On November 26, 2007, Gray & Associates, LLC (“Gray”), in its capacity as trustee on behalf of the SVCMC Litigation Trust, was substituted as plaintiff in the place of the Committee and on February 19, 2008, Gray filed an amended complaint in the action. Beginning in 2004, St. Vincents retained Speltz & Weis LLC to provide management services to St. Vincents, and its two principals, Speltz and Weis, were made the interim chief executive officer and chief financial officer, respectively, of St. Vincents. In May of 2005, we acquired Speltz & Weis LLC. On July 5, 2005, St. Vincents filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”). On December 14, 2005, the Bankruptcy Court approved the retention of Speltz & Weis LLC and us in various capacities, including interim management, revenue cycle management and strategic sourcing services. The amended complaint filed by Gray alleges, among other things, breach of fiduciary duties, breach of the New York Not-For-Profit Corporation Law, malpractice, breach of contract, tortious interference with contract, aiding and abetting breaches of fiduciary duties, certain fraudulent transfers and fraudulent conveyances, breach of the implied duty of good faith and fair dealing, fraud, aiding and abetting fraud, negligent misrepresentation, and civil conspiracy, and seeks at least $200 million in damages, disgorgement of fees, return of funds or other property transferred to Speltz & Weis LLC, attorneys’ fees, and unspecified punitive and other damages. We believe that the claims are without merit and intend to vigorously defend ourselves in this matter. The suit is in the pre-trial stage and no trial date has been set.

The SEC is commencing an investigation with respect to the circumstances that led to our recent restatement. We intend to cooperate fully with the SEC in its investigation. In addition, the following purported shareholder class action complaints have been filed in connection with our restatement in the United States District Court for the Northern District of Illinois: (1) a complaint in the matter of Jason Hughes v. Huron Consulting Group Inc., Gary E. Holdren and Gary L. Burge, filed on August 4, 2009; (2) a complaint in the matter of Dorothy DeAngelis v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on August 5, 2009; (3) a complaint in the matter of Noel M. Parsons v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on August 5, 2009; (4) a complaint in the matter of Adam Liebman v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and Wayne Lipski, filed on August 5, 2009; (5) a complaint in the matter of Gerald Tobin v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and PricewaterhouseCoopers LLP, filed on August 7, 2009 and (6) Gary Austin v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and Wayne Lipski, filed on August 7, 2009; and (7) Fisher v. Huron Consulting Group Inc, Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on September 3, 2009.  The complaints assert claims under Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder and contend that the Company and the individual defendants issued false and misleading statements regarding the Company’s financial results and compliance with GAAP. We intend to defend vigorously the actions.

Also, in connection with the recent restatement, the following derivative law suits have been filed: Curtis Peters, derivatively on behalf of Huron Consulting Group Inc. v. Gary E. Holdren, Gary L. Burge, Wayne Lipski, George E. Massaro, DuBose Ausley, James D. Edwards, H. Eugene Lockhart, John S. Moody, John McCartney and PricewaterhouseCoopers LLP, filed on August 28, 2009, and Brian Hacias, derivatively on behalf of Huron Consulting Group Inc. v. Gary E. Holdren, Gary L. Burge, and Wayne Lipski, defendants and Huron Consulting Group Inc., nominal defendant, filed on August 28, 2009.

THE FOLLOWING ITEM IS PROVIDED FOR THE PURPOSE OF DISCLOSURE AND NOT FOR PURPOSE OF THE EXCEPTION TO THE LITIGATION REPRESENTATION IN SECTION 9.6 OF THE CREDIT AGREEMENT.  Additionally, at the request of the U.S. Attorney’s Office in Northern District of Illinois we have provided copies of certain documents that were also provided to the SEC.

In addition to the SEC investigation with respect to the circumstances that led to our recent restatement, the Company conducted a separate inquiry, in response to an inquiry from the SEC, into the allocation of chargeable hours. This matter has no impact on billings to the Company’s clients, but could impact the timing of when revenue is recognized. Based on the Company’s internal inquiry to date, the Company has concluded that an adjustment to its historical financial statements is not required with respect to the matter. The SEC inquiry with respect to the allocation of chargeable hours is ongoing, and we intend to cooperate fully with the SEC in its inquiry.

Schedule 9.8
Subsidiaries and Loan Parties

Huron Consulting Group Inc. owns:

-           100% of Huron Consulting Group Holdings LLC
-           100% of Huron (UK) Limited
-           100% of Kabushiki Kaisha Huron Consulting Group a/k/a Huron Consulting Group, Ltd.
-           100% of Huron Consulting South East Asia PTE. LTD.
-           100% of Conseilliers Huron Canada Limitee a/k/a Huron Advisors Canada Limited
-           100% of Huron Middle East LLC
-           95% of Huron Saudi Limited

Huron Consulting Group Holdings LLC owns:

-           100% of Huron Consulting Services LLC
-           100% of Huron Demand LLC
-           100% of Wellspring Management Services LLC f/k/a Speltz & Weis LLC
-           5% of Huron Saudi Limited

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:           Bank of America, N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of June 7, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Huron Consulting Group Inc. (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.           Reports.  Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.           Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	Section 11.12.1 – Consolidated Fixed Charge Coverage Ratio
	1. Consolidated EBITDAR	$________
	2. Consolidated Fixed Charges	$________
	3. Ratio of (1) to (2)	____ to 1.00
	4. Minimum required September 30, 2008 through and including June 30, 2009 September 30, 2009 and each fiscal quarter thereafter	2.5 to 1.00 2.35 to 1.00

B.	Section 11.12.2 - Consolidated Leverage Ratio
	1. Consolidated Funded Debt	$________
	2. Consolidated EBITDA	$________
	3. Ratio of (1) to (2)	____ to 1.00
	4. Maximum allowed September 30, 2008 through and including March 31, 2009 June 30, 2009 through and including September 30, 2010 December 31, 2010 and each fiscal quarter end thereafter	3.25 to 1.00 3.00 to 1.00 2.75 to 1.00

B.	Section 11.12.3 - Consolidated Net Worth
	1. Consolidated Net Worth	$________
	2. Minimum allowed	$0

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

HURON CONSULTING GROUP INC.

By:
Title: